National General Holdings Corp. Announces Estimated Losses from California Wildfires and DTA Impairment Related to U.S. Tax Reform

NEW YORK, January 8, 2018 (GLOBE NEWSWIRE) -- National General Holdings Corp. (NASDAQ:NGHC) today announced that it expects its fourth quarter 2017 results to include approximately $63-$65 million in losses ($44-46 million after-tax), net of reinsurance recoverables and including reinstatement premiums, relating to the fires that impacted Northern and Southern California during the quarter. Total losses from the Northern California fires in October are approximately $53 million pre-tax including reinstatement costs (net of reinsurance recoverables) which is in line with our previously announced range of $40-45 million pre-tax excluding reinstatement costs (net of reinsurance recoverables). Total losses from the Southern California fires in December are approximately $10-12 million pre-tax (net of quota share reinsurance recoverables).
National General expects its future after-tax earnings to be positively impacted by the recently implemented reduction to the U.S. corporate tax rate. The reduction in the corporate tax rate will cause the Company to revalue its deferred tax assets, which will result in a one-time non-cash tax charge of approximately $20-30 million after-tax, which will be recorded in the fourth quarter of 2017.

About National General Holdings Corp.
National General Holdings Corp., headquartered in New York City, is a specialty personal lines insurance holding company. National General traces its roots to 1939, has a financial strength rating of A- (excellent) from A.M. Best and provides personal and commercial automobile, homeowners, umbrella, recreational vehicle, motorcycle, supplemental health, and other niche insurance products.

Forward Looking Statements
This news release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. Forward-looking statements can generally be identified by the use of forward-looking terminology, such as "may," "will," "plan," "expect," "project," "intend," "estimate," "anticipate" and "believe" or their variations or similar terminology. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those expressed or implied in these statements as a result of significant risks and uncertainties, including, but not limited to, non-receipt of expected payments from insureds or reinsurers, changes in interest rates, a downgrade in the financial strength ratings of our insurance subsidiaries, the effect of the performance of financial markets on our investment portfolio, our ability to accurately underwrite and price our products and to maintain and establish accurate loss reserves, estimates of the fair value of life settlement contracts, development of claims and the effect on loss reserves, accuracy in projecting loss reserves, the cost and availability of reinsurance coverage, the effects of emerging claim and coverage issues, changes in the demand for our products, our degree of success in integrating acquired businesses, the effect of general economic conditions, state and federal legislation, regulations and regulatory investigations into industry practices, risks associated with conducting business outside the United States, developments relating to existing agreements, disruptions to our business relationships with AmTrust Financial Services, Inc., ACP Re Ltd, Maiden Holdings, Ltd. or third party agencies, breaches in data security or other disruptions involving our technology, heightened competition, changes in pricing environments, changes in asset valuations and failure to consummate the transactions described in this press release. The forward-looking statements contained in this news release are made only as of the date of this release. The Company undertakes no obligation to publicly update any forward-looking statement except as may be required by law. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in the Company's filings with the Securities and Exchange Commission.

Investor Contact
Christine Worley
Director of Investor Relations
Phone: 212-380-9462
Email: Christine.Worley@NGIC.com